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                                                                     (EXHIBIT 5)

                                                           June 16, 1997

The McGraw-Hill Companies, Inc.
1221 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

         I have acted as counsel to The McGraw-Hill Companies, Inc. (the "Corporation") in connection with the 1993 Key Employee Stock Incentive Plan (the "Plan"), as more fully described in the Registration Statement on Form S-8 and Post-Effective Amendment No. 1 thereto being filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

         In my opinion the shares of Common Stock, par value $1.00, of the Corporation, covered by the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally and validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement and Post-Effective Amendment No. 1 thereto and to the reference to this opinion in said Registration Statement, and any amendments thereto.

                                                        Very truly yours,

                                                        /s/ Kenneth M. Vittor
                                                        -----------------------
                                                        Kenneth M. Vittor

KMV/siv